                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES       Page 1 of 2
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)

                                                     As of               As of
                                                August 31, 1993       May 31, 1993
                                               -----------------   -----------------
ASSETS

Current Assets
- - --------------
Cash and cash equivalents                            $8,489,613         $16,498,958
Accounts receivable, net of allowance for
  doubtful accounts of $717,000 at
  both period ends                                   36,364,298          38,134,965
Other current assets                                  4,121,718           4,095,159
                                               -----------------   -----------------
            Total Current Assets                     48,975,629          58,729,082
                                               -----------------   -----------------

Property, Plant and Equipment, at cost
- - --------------------------------------
Gas gathering and compression equipment               9,226,473           6,065,017
Developed oil and gas leaseholds                      2,136,949           2,130,949
Gas processing plant                                  1,527,241           1,515,370
Storage well surface equipment                          714,559               -
Furniture and equipment                               1,186,877           1,165,163
Construction in progress                              9,309,282             849,652
                                               -----------------   -----------------
                                                     24,101,381          11,726,151
Less accumulated depreciation, amortization,
  and depletion                                      (3,121,647)         (1,932,889)
                                               -----------------   -----------------
            Net Property, Plant and Equipment        20,979,734           9,793,262
                                               -----------------   -----------------

Other Assets
- - ------------
Cost in excess of fair market value of
  net assets acquired, net of accumulated
  amortization of $392,067
  and $342,638, respectively                          3,309,204           3,358,633
Investments in joint venture partnerships               315,783           4,050,834
Notes receivable from related parties                   299,000             499,000
Base gas for storage facility                         1,272,692               -
Other long-term assets                                1,758,174           1,387,278
                                               -----------------   -----------------
            Total Other Assets                        6,954,853           9,295,745
                                               -----------------   -----------------

TOTAL ASSETS                                        $76,910,216         $77,818,089
                                               =================   =================

                  The accompanying notes are an integral part
                of these condensed consolidated balance sheets.

                GRAND VALLEY GAS COMPANY AND SUBSIDIARIES         Page 2 of 2
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Unaudited)


                                                    As of            As of
                                               August 31, 1993    May 31, 1993
                                              -----------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
- - -------------------
Accounts payable                                    $39,984,659     $49,196,862
Accrued liabilities                                     927,271       1,301,664
Accrued gas purchase costs                            1,839,208         318,131
Unearned revenue                                        646,200         -
                                              -----------------  --------------
            Total Current Liabilities                43,397,338     50,816,657
                                              -----------------  --------------



Convertible Senior Subordinated Notes Payable        10,000,000      10,000,000
                                              -----------------  --------------
Deferred Income Taxes Payable                           597,829         551,486
                                              -----------------  --------------
Minority Interest                                     6,044,922          -
                                              -----------------  --------------

Contingency  (Note 8)

Stockholders' Equity
- - --------------------
Common Stock                                             81,431          81,431
Additional paid-in capital                            5,700,139       5,700,139
Retained earnings                                    13,742,680      13,431,577
Deferred compensation                                  (535,403)       (644,481)
                                              -----------------  --------------
                                                     18,988,847      18,568,666

Less treasury stock                                  (2,118,720)     (2,118,720)

            Total Stockholders' Equity               16,870,127      16,449,946
                                              -----------------  --------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                              $76,910,216     $77,818,089
                                              =================  ==============

                 The accompanying notes are an integral part
               of these condensed consolidated balance sheets.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)


                                                For the Three Months Ended
                                           August 31, 1993     August 31, 1992
                                           ---------------     ---------------
Revenues
- - --------
Gas sales                                    $67,350,996         $64,793,709
Gathering and processing                       2,933,760           2,177,351
Storage services                                 551,310              -
Agency service fees                              211,253             486,642
Oil and gas sales from leaseholds                144,274             303,076
Interest and other income                        108,582              60,813
                                             -----------         -----------
     Total Revenues                           71,300,175          67,821,591
                                             -----------         -----------
Expenses
- - --------
Cost of purchased gas                         65,837,158          62,555,387
Gathering and processing                       2,464,599           1,907,491
Storage operations                               209,846              -
Oil and gas leaseholds                           103,136              91,358
Selling, general and administrative            1,337,563           1,512,434
Depreciation, amortization,
  and depletion                                  527,878             383,693
Interest expense                                 225,000              39,778
                                             -----------          ----------
     Total Expenses                           70,705,180          66,490,141
                                             -----------          ----------

Income before income taxes and
  minority interest                              594,995           1,331,450

Provision for income taxes                       240,354             552,351

Minority interest in earnings                     43,538              -
                                             -----------          ----------
Net income                                      $311,103            $779,099
                                             ===========         ===========
Net income per common share                        $0.05               $0.12
                                             ===========         ===========
Weighted average common shares
  outstanding                                  6,300,039           6,466,330
                                             ===========         ===========

                 The accompanying notes are an integral part of these condensed consolidated statements.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                                   For the Three Months Ended
                                                              August 31, 1993      August 31,1992
                                                              ---------------      --------------

Net cash used in operating activities                            ($5,795,653)        ($1,292,806)
                                                              ---------------      --------------
Purchase of additional interest in Richfield Gas Storage
  System (Richfield), net of cash acquired                           (99,522)             -
Acquisition of gathering and processing facilities                  (123,260)         (1,806,485)
Increase in investments in joint venture partnerships             (2,165,196)           (172,128)
Other                                                                174,286            (159,737)
                                                              ---------------      --------------
Net cash used in investing activities                             (2,213,692)         (2,138,350)
                                                              ---------------      --------------

                                                              ---------------      --------------
Net cash used in financing activities                                   -               (720,715)
                                                              ---------------      --------------

Net decrease in cash and cash equivalents                         (8,009,345)         (4,151,871)

Cash and cash equivalents at beginning of period                  16,498,958           4,931,763
                                                              ---------------      --------------
Cash and cash equivalents at end of period                        $8,489,613            $779,892
                                                              ===============      ==============

Supplemental disclosures of cash flow information:
  Cash paid during the period for -

               Interest                                             $412,500             $59,473
               Income taxes                                           44,451             206,349


Supplemental disclosure of noncash investing and financing activities:

During the three months ended August 31, 1993, the Company assumed an obligation to Richfield $209,096 in connection with the acquisition of an additional three percent interest in Richfield from a minority interest owner.


                  The accompanying notes are an integral part of these condensed consolidated statements.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES

            Notes to Condensed Consolidated Financial Statements

                                 (Unaudited)

1.  Description of Business and Operations
    --------------------------------------

The consolidated financial statements include the accounts of Grand Valley Gas Company and its direct and indirect wholly-owned subsidiaries (Grand Valley Gathering Company, Centennial Storage Corporation, GV Power Corporation and Mesquite Pipeline Company) and an indirect majority-owned joint venture (Richfield Gas Storage System). Collectively, these entities are referred to as the "Company". On July 1, 1993, Centennial Storage Corporation acquired an additional interest in Richfield Gas Storage System ("Richfield") bringing total ownership to 51.5 percent. As a result, Richfield has been consolidated with the Company's financial statements as of July 1, 1993.

The Company is primarily engaged in natural gas marketing. The Company also owns natural gas gathering, processing, and storage facilities and interests in developed oil and gas leaseholds.

The Company participates in various joint venture partnerships with ownership percentages ranging from 21 percent to 37 percent. The investments in these joint venture partnerships are accounted for using the equity method.


2.  Financial Statements
    --------------------

The accompanying condensed consolidated balance sheet as of August 31, 1993, and the condensed consolidated statements of income and cash flows for the three months ended August 31, 1993 and 1992 have been prepared by the Company, and are not audited. In the opinion of management, all adjustments necessary for fair presentation have been included. These financial statements are condensed and therefore, do not include all disclosures normally required by generally accepted accounting principles.

These statements should be read in conjunction with the Company's annual financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended May 31, 1993. The accompanying consolidated financial statements are not necessarily indicative of the results to be generated for the remainder of fiscal year 1994.

3.  Net Income Per Common Share
    ---------------------------

Net income per common share is calculated based on the weighted average number of common shares and common equivalent shares outstanding during the periods. Common equivalent shares consist of certain stock options which have a dilutive effect when applying the treasury stock method.

Primary and fully diluted net income per common share are essentially the same.


4.  Stock Options and Incentive Stock Awards
    ----------------------------------------

During the three months ended August 31, 1993, the Company issued to certain employees qualified stock options to purchase a total of 125,000 common shares. These options are exercisable at prices ranging from $5.25 to $6.00 per share.

During the three months ended August 31, 1992, the Company issued to an employee qualified stock options to purchase a total of 3,000 common shares. These options are exercisable at $8.50 per share.

During the three months ended August 31, 1992, options to purchase 42,800 common shares were exercised at prices ranging from $.0125 to $1.00 per share.

No options were exercised during the three months ended August 31, 1993.


5.  Reclassifications
    -----------------

Certain reclassifications have been made to the prior period's condensed consolidated financial statements to conform with the current period's presentation. These reclassifications had no effect on net income, total assets, total liabilities or stockholders' equity.


6.  Income Taxes
    ------------

For the three months ended August 31, 1993 and 1992, the Company provided for income taxes based upon the estimated annualized effective tax rate.

Effective June 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). The adoption of SFAS No. 109 had no effect on pretax income or net income for the three months ended August 31, 1993. The Company has classified the net current and noncurrent deferred tax assets and liabilities in accordance with SFAS No. 109 which at August 31, 1993 included a current deferred tax asset of $458,127 and a deferred tax liability of $597,829.

The components of and the changes in the net deferred tax assets and liabilities for the period ended August 31, 1993 are as follows:

                                                      Deferred
                                           June 1,   (Expense)     August 31,
Deferred tax assets:                         1993      Benefit        1993
                                          --------    --------      --------
  Allowance for doubtful accounts        $ 272,460   $    --       $ 272,460
  Stock options                            346,505    (127,633)      218,872
  Gas contract reserve                     102,600     (37,389)       65,211
  Joint venture investments                 62,359      37,272        99,631
  Other asset                               29,961      (5,700)       24,261
                                            ------      ------        ------

Total deferred tax assets                  813,885    (133,450)      680,435
                                           -------    --------       -------
Deferred tax liabilities:
  Depreciation and depletion              (591,269)    (51,781)     (643,050)
  Other                                   (177,087)       --        (177,087)
                                          --------       -----      --------

Total deferred tax liabilities            (768,356)    (51,781)     (820,137)
                                          --------     -------      --------
Net deferred tax asset (liability)       $  45,529   $(185,231)    $(139,702)
                                          ========    ========      ========


7. Acquisitions
   ------------

On July 1, 1993, the Company increased its ownership in Richfield from 48.5 percent to 51.5 percent. The Company paid $100,000 in cash and assumed an obligation to Richfield for $209,096. The accounts of Richfield have been consolidated with those of the Company since July 1, 1993. Prior to that time, the investment in Richfield was accounted for under the equity method. Pro forma financial information assuming Richfield had been consolidated are as follows:

                                      As of
                                   May 31, 1993
                                   ------------
       Current assets               $60,360,559
       Noncurrent assets             25,838,281
       Current liabilities           55,164,579
       Noncurrent liabilities        14,584,315


For the three month period ended August 31, 1992, Richfield was under construction and did not generate income or expense and thus, there is no change in revenues or expenses on a pro forma basis.

8. Contingency
   -----------

The Company has contracted for firm transportation capacity of 12,560 MMBtu per day on the interstate pipeline operated by Northwest Pipeline Corporation ("Northwest"). This transportation commitment was obtained in conjunction with an expansion of Northwest's existing facilities.

In a June 1992 order authorizing the Northwest expansion, the Federal Energy Regulatory Commission ("FERC") stipulated that the mechanism for establishing transportation rates on the expansion capacity would be based on "rolled-in" rate base treatment. This treatment would require the cost of the expansion and additional operating costs to be accumulated with those of the pre-existing facilities to establish a blended cost of service for all shippers. The FERC further stipulated that Northwest must provide a showing in its next general rate case that would substantiate the applicability of "rolled-in" rate treatment to Northwest's specific circumstance.

Northwest established transportation rates, subject to refund, pursuant to its general rate case filed on October 1, 1992, that became effective on April 1, 1993. Several parties, primarily natural gas producers with production in the San Juan Basin of New Mexico, intervened in the rate case proceedings opposing the "rolled-in" rate treatment on the bases that (1) Northwest had failed to make a proper showing as to the applicability of this treatment, and
(2)"rolled-in" treatment provides a subsidy by traditional shippers to those shippers obtaining the newer expansion capacity. Additionally, the staff of the FERC took the position that Northwest failed to substantiate the applicability of "rolled-in" rate treatment to its specific circumstance.

Settlement conferences were convened in the months of May, July, August and September of 1993 in an attempt to settle the rate case. The staff of the FERC stated during these settlement conferences that it would not oppose a settlement that included rolled-in rates as long as no intervening party objected. Additionally, the intervening San Juan Basin natural gas producers withdrew their entire testimony opposing "rolled-in" treatment.

Nonetheless, the parties in the rate case failed to reach a settlement and the case went to hearing on September 28, 1993. The FERC will make a decision as to the appropriate rate design for the Northwest system expansion based on the outcome of this hearing and will determine whether the rate treatment will be applied retroactively or prospectively.

Management believes that it is probable that a "rolled-in" rate design will ultimately be approved with no adverse impact to the Company. The financial impact of an unfavorable rate determination by the FERC would depend on whether the resulting rates are applied retroactively or prospectively. In the event that the FERC were to rule against "rolled-in" rate treatment and take what appears to be unprecedented action to apply this type of ruling retroactively, management estimates that additional expense would total approximately $50,000 to $80,000 per month for the period April 1, 1993 through August 31, 1993.